SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____)

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[ ] Soliciting Material Pursuant to Section 240.14a-12

(Name of Registrant as Specified In Its Charter)

Station Casinos, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the

Registrant)

UNITE HERE

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Schedule 14A

3) Filing Party:

UNITE HERE

4) Date Filed: May 10, 2005

Top Independent Proxy Voting Firms Support UNITE HERE's Corporate Governance Reform Proposals at Station Casinos

Las Vegas, May 10 -- Today, UNITE HERE announced that two top independent proxy voting firms, Institutional Shareholder Services (ISS) and Glass, Lewis & Co., have both issued recommendations in support of UNITE HERE's three shareholder proposals seeking corporate governance reform at Station Casinos, Inc. (NYSE: STN). These proposals will be voted on by shareholders at the Company's annual shareholder meeting on May 18.

"We are delighted that both ISS and Glass Lewis came out in support of all three of our proposals," said Chris Bohner, a UNITE HERE research director.

UNITE HERE is asking Station Casinos shareholders to vote for proposals to change the supermajority provision for amending the Company's bylaws, institute annual elections of directors, and allow shareholders to vote on the company's "poison pill" anti-takeover device.

In a report supporting UNITE HERE’s proposals, ISS wrote that Station Casinos’ current requirement that a supermajority of shareholders (66 2/3) must approve changes to the bylaws, rather than a simple majority, “could permit management to entrench itself by blocking amendments that are in shareholders' best interests." In addition, ISS supported UNITE HERE’s proposal for the annual election of directors at the company, noting that Station Casinos’ staggered board of director system could “effectively preclude most takeover bids or proxy contests." ISS also supported UNITE HERE’s call for a vote on Station Casinos’ “poison pill” anti-takeover device. [1]

Glass Lewis & Co. also strongly supported UNITE HERE’s proposal to increase shareholder rights at Station Casinos, writing in a report that "supermajority vote requirements act as impediments to takeover proposals and impede shareholders' ability to approve ballot items that are in their interests. This in turn degrades share value and can limit the possibility of buyout premiums to shareholders." Glass Lewis' also supported UNITE HERE’s proposal for annual elections at the company, writing that “classified boards operate as a takeover defense, which entrenches management, discourages potential acquirors and delivers less return to target shareholders.”

ISS, the world's leading provider of proxy voting and corporate governance services, has been described by the Wall Street Journal as "influential" whose recommendations can "move a stock or alter a corporate strategy." San Francisco-based Glass Lewis, a leading independent research and proxy advisory firm, serves clients with nearly $8 trillion in assets.

UNITE HERE, the textile, laundry and hotel industry union, represents approximately 440,000 active members and more than 400,000 retirees throughout North America. UNITE HERE is a member of the Council of Institutional Investors, a corporate governance organization with over 140 pension fund members whose assets exceed $3 trillion.

Contact:

Ken Liu

702-386-5231

[1] None of the publications or authors cited herein are participants in this proxy statement. We have not requested nor obtained the consent of any of these sources for referring to these materials herein.